UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2019

Safety, Income & Growth Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01                             Entry into a Material Definitive Agreement.

On January 2, 2019, Safety, Income & Growth Inc. (“SAFE REIT”) entered into an Investor Unit Purchase Agreement (the “Purchase Agreement”) with iStar Inc. (“iStar”) and Safety Income and Growth Operating Partnership LP (“SAFE OP,” and together with SAFE REIT and its other subsidiaries, “SAFE”), pursuant to which iStar purchased from SAFE OP 12,500,000 newly designated limited partnership units (the “Investor Units”) at a purchase price of $20.00 per unit, for a total purchase price of $250.0 million.  This transaction was approved by a special committee of the SAFE REIT’s board of directors, with the advice of independent legal and financial advisors.

SAFE intends to use the proceeds from the sale of the Investor Units to fund future investments in ground leases.  The Investor Units were issued in a transaction exempt from registration under the Securities Act of 1933, as amended.

Investor Units

The Investor Units are a newly-designated series of limited partnership interests in SAFE OP.  Each Investor Unit will receive distributions equivalent to distributions declared and paid on one share of common stock, $0.01 par value per share, of SAFE REIT (“SAFE Common Stock”).  The Investor Units have no voting rights.  They have limited protective consent rights over certain matters such as amendments to the terms of the Investor Units that would adversely affect the Investor Units.

The Investor Units may not be converted or exchanged for cash or other property; provided, however, that SAFE has agreed to seek stockholder approval to exchange the Investor Units for shares of SAFE Common Stock, on a one-for-one basis.  The Investor Units may not be transferred prior to such exchange.  They will be transferable, subject to compliance with securities laws, if stockholder approval for the exchange has not been obtained by June 30, 2019.  Prior to the stockholder meeting held to obtain approval for the exchange, SAFE will be restricted from issuing SAFE Common Stock or partnership units of SAFE OP at less than $20.00 per share or unit other than grants pursuant to SAFE’s incentive plan; provided, however, that SAFE may issue up to $100.0 million of shares of SAFE Common Stock at a price less than $20.00 in an offering in which iStar is offered the opportunity to purchase shares to maintain its percentage ownership interest in SAFE.

The Investor Units represent an approximately 40.6% fully diluted economic interest in SAFE.  After giving effect to the issuance of the Investor Units, iStar’s aggregate fully diluted economic interest in SAFE (including the shares of SAFE Common Stock and Investor Units owned by iStar) is approximately 65.5%; however, iStar’s voting power in SAFE remains approximately 41.9% both before and after giving effect to the purchase of the Investor Units, and will remain approximately 41.9% after giving effect to the exchange of Investor Units for shares of SAFE Common Stock, as a result of limitations on iStar’s voting power contained in the Stockholder’s Agreement described below.

Stockholder’s Agreement

In connection with iStar’s purchase of the Investor Units, iStar and SAFE REIT entered into a Stockholder’s Agreement on January 2, 2019, which sets forth certain rights and obligations of iStar and SAFE REIT, respectively, relating to iStar’s ownership of the Investor Units and SAFE Common Stock.

The Stockholder’s Agreement provides that with respect to any matter presented for a vote or written consent of the holders of SAFE Common Stock after the date on which the Investor Units are exchanged for SAFE Common Stock (the “Exchange Date”), iStar will vote all “Excess Shares” in the same proportions as the votes cast or consents delivered by holders of SAFE Common Stock other than iStar.  “Excess Shares” means the number of shares of SAFE Common Stock, including, without limitation, shares issued in exchange for Investor Units (“Exchange Shares”) owned by iStar from time to time that exceed 41.9% of the outstanding SAFE Common Stock at such time, including the Exchange Shares.  These voting limitations will remain in effect until the first date on which iStar’s aggregate ownership of SAFE Common Stock is less than 41.9% of the outstanding SAFE Common Stock.

The Stockholder’s Agreement also provides that, notwithstanding the voting limitations described above, for three years, iStar will cast all of its voting power in favor of three individuals who are independent of each of iStar and SAFE within the meaning of the listing rules of the New York Stock Exchange to serve as directors of SAFE REIT.  iStar has also agreed to certain standstill provisions for a term of two years.

The Stockholder’s Agreement restricts iStar’s ability to transfer Exchange Shares for one year after the Exchange Date.  In addition, for a period of two years, iStar will not transfer shares of SAFE Common Stock representing more than 20% of the outstanding SAFE Common Stock in one transaction or a series of related transactions to any person or group, other than transfers of SAFE Common Stock pursuant to a widely distributed public offering, unless the non-iStar holders of SAFE Common Stock are afforded the opportunity to participate in the transaction at the same price per security and in the same proportion as their SAFE Common Stock represents of the outstanding fully diluted equity of SAFE.

The Stockholder’s Agreement provides that iStar will have certain rights (but not the obligation) to maintain its percentage ownership interest of SAFE Common Stock by purchasing additional SAFE Common Stock when SAFE issues additional shares from time to time, subject to certain exceptions.  Any shares purchased by iStar pursuant to such rights will be subject to the voting power limitations set forth in the agreement.

Amended and Restated Management Agreement

In connection with the transactions described above, SFTY Manager LLC (a wholly-owned subsidiary of iStar) and SAFE amended and restated the Management Agreement, dated as of June 27, 2017, between them (as amended and restated, the “Amended and Restated Management Agreement”).  The Amended and Restated Management Agreement, dated January 2, 2019, provides for a base management fee that will increase incrementally as SAFE’s Total Equity (as defined in the agreement) increases, as follows:

Management Fee (% of Total Equity)	SAFE Total Equity
1.0%	Up to $1.5 billion;

1.25%	Incremental Total Equity above $1.5 billion up to $3.0 billion;

1.375%	Incremental Total Equity above $3.0 billion up to $5.0 billion; and

1.5%	Incremental Total Equity above $5.0 billion.

The management fee will be payable in cash or SAFE Common Stock, at SAFE’s election (as determined by SAFE’s independent directors).  SAFE Common Stock issued to pay the management fee will be valued at the greater of $20.00 or a recent volume weighted average market price.

The Amended and Restated Management Agreement will have an initial term through June 30, 2022 during which the agreement is non-terminable, except for certain cause events.  After the initial term, the agreement will be automatically renewed for additional one-year terms, unless 2/3 of SAFE REIT’s independent directors decline to renew the agreement because they have determined that the manager’s long-term performance is unsatisfactory to the point of material detriment to SAFE.  SAFE will be obligated to pay the manager a termination fee equal to three times the annual management fee paid in respect of the last completed fiscal year prior to the termination if, by the time of such termination, SAFE has raised Total Equity of at least $820.0 million since inception, including from iStar.

In addition, beginning with the seventh annual renewal term after the initial term and in connection with each annual renewal thereafter, SAFE may decline to renew the management agreement if 2/3 of SAFE REIT’s independent directors determine that the management fee is unfair and the manager does not accept a different fee, or the parties are unable, after good faith negotiations, to agree on a new fee.  The termination fee will be payable upon such termination provided that the total equity condition described above has been satisfied.

Additional Agreements

In connection with iStar’s purchase of the Investor Units, iStar and SAFE REIT have entered into an Amended and Restated Registration Rights Agreement, dated January 2, 2019, which requires SAFE to, among other things, use commercially reasonable efforts to file with the Securities and Exchange Commission within six months after the purchase of the Investor Units a shelf registration statement providing for resale of all shares of SAFE Common Stock held by iStar.  The agreement also provides iStar with certain demand registration rights.  The agreement amends and restates the Registration Rights Agreement, dated as of June 27, 2017, between iStar and SAFE REIT.

SAFE REIT has entered into voting agreements with each of SFTY Venture LLC and SFTY VII-B, LLC pursuant to which they have agreed to vote their shares of SAFE Common Stock to approve the issuance of SAFE Common Stock upon the exchange of Investor Units and the grant of the preemptive rights described above to iStar at the stockholder meeting called for such purpose.  The voting agreements expire on June 30, 2019.  SFTY VII-B, LLC is an affiliate of Lubert-Adler, L.P.  Dean Adler, a principal of Lubert-Adler, L.P., is a director of SAFE REIT.  SFTY Venture LLC owns 2,125,000 shares of SAFE Common Stock and SFTY VII-B, LLC owns 750,000 shares of SAFE Common Stock at the date of this Report.

The preceding descriptions of certain transaction documents are qualified in their entirety by reference to the full text of the Investor Unit Purchase Agreement, the Partnership Unit Designation of Investor Units, the Stockholder’s Agreement, the Amended and Restated Management Agreement, the Amended and Restated Registration Rights Agreement and the Voting Agreements, copies of which are attached as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated by reference.

ITEM 3.02                             Unregistered Sale of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares have not been registered under the Securities Act or the securities laws of any state and were offered and sold to the Purchaser in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01                      Financial Statements and Exhibits

(a)                                 Exhibits.

Exhibit No.	Description
1.1	Investor Unit Purchase Agreement among iStar, SAFE REIT and SAFE OP, dated January 2, 2019
4.1	Partnership Unit Designation of Investor Units, dated January 2, 2019
10.1	Stockholder’s Agreement between iStar and SAFE REIT, dated January 2, 2019
10.2	Amended and Restated Management Agreement among SFTY Manager LLC, SAFE REIT, SAFE OP and iStar, dated January 2, 2019
10.3	Amended and Restated Registration Rights Agreement between iStar and SAFE REIT, dated January 2, 2019
10.4	Voting Agreement, dated January 2, 2019, among SAFE REIT and SFTY Venture LLC
10.5	Voting Agreement, dated January 2, 2019, among SAFE REIT and SFTY VII-B LLC

Exhibit No.	Description
1.1	Investor Unit Purchase Agreement among iStar, SAFE REIT and SAFE OP, dated January 2, 2019
4.1	Partnership Unit Designation of Investor Units, dated January 2, 2019
10.1	Stockholder’s Agreement between iStar and SAFE REIT, dated January 2, 2019
10.2	Amended and Restated Management Agreement among SFTY Manager LLC, SAFE REIT, SAFE OP and iStar, dated January 2, 2019
10.3	Amended and Restated Registration Rights Agreement between iStar and SAFE REIT, dated January 2, 2019
10.4	Voting Agreement, dated January 2, 2019, among SAFE REIT and SFTY Venture LLC
10.5	Voting Agreement, dated January 2, 2019, among SAFE REIT and SFTY VII-B LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAFETY, INCOME & GROWTH INC.

Date: January 2, 2019	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer